EXHIBIT 10(q)

DESCRIPTION OF RESTRICTED STOCK UNITS GRANTED TO ANDREW J. McKENNA

In recognition of his responsibilities as non-executive Chairman and upon the recommendation of the Governance Committee of the Board of Directors (“Board”) of McDonald’s Corporation (the “Company”), a Special Committee of the Board awarded Andrew J. McKenna a grant of 14,222 restricted stock units (“RSUs”) on June 10, 2008, pursuant to authority delegated by the Board. Upon vesting, each RSU represents the right to receive one share of the Company’s common stock or, at the Company’s discretion, cash equal to the fair market value thereof. The RSUs will vest on the later of (i) one year from the date of grant or (ii) Mr. McKenna’s retirement from the Board. The RSUs will immediately vest upon Mr. McKenna’s death or if his service on the Board terminates because he becomes disabled.

Mr. McKenna also received grants of 17,000 RSUs in 2007, 15,000 RSUs in 2006 and 10,000 RSUs in 2005, on the same terms as described herein, such grants are disclosed in Exhibit 10(q) to Form 10-Q filed with the Securities and Exchange Commission on August 6, 2007 and on Forms 8-K filed with the Securities and Exchange Commission on May 31, 2006 and May 16, 2005, respectively.